EXHIBIT 15
September 8, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated September 6, 2005 on our review of interim financial information of Abercrombie & Fitch Co. (the “Company”) for the thirteen and twenty-six week periods ended July 30, 2005 and July 31, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended July 30, 2005 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648 and 333-128000).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio